Exhibit 99.2

Subject to FRE 408

IHEARTMEDIA, INC., ET AL.

RESTRUCTURING TERM SHEET

March [    ], 2018

This Term Sheet (including the exhibits attached hereto, the “Term Sheet”)1 sets forth the principal terms of a financial restructuring (the “Restructuring”) of the existing debt, existing equity interests in, and certain other obligations of iHeartMedia, Inc. (“iHeart”) on behalf of itself and certain of its subsidiaries listed on Annex 1 hereto (collectively with iHeart, the “Company Parties”), through a chapter 11 plan of reorganization (the “Plan”) to be filed by the Company Parties in connection with commencing cases (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”). Following the occurrence of the Restructuring Effective Date, iHeart shall be referred to herein as “Reorganized iHeart”.

THIS TERM SHEET DOES NOT CONSTITUTE (NOR SHALL IT BE CONSTRUED AS) AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OR REJECTIONS AS TO ANY EXCHANGE OR PLAN OF REORGANIZATION, IT BEING UNDERSTOOD THAT SUCH A SOLICITATION, IF ANY, SHALL BE MADE ONLY IN COMPLIANCE WITH SECTION 4(A)(2) OF THE SECURITIES ACT OF 1933 AND/OR SECTION 1145 OF THE BANKRUPTCY CODE AND APPLICABLE PROVISIONS OF SECURITIES, BANKRUPTCY, AND/OR OTHER APPLICABLE STATUTES, RULES, AND LAWS.

THIS TERM SHEET DOES NOT ADDRESS ALL MATERIAL TERMS THAT WOULD BE REQUIRED IN CONNECTION WITH ANY POTENTIAL RESTRUCTURING AND ANY AGREEMENT IS SUBJECT TO THE EXECUTION OF DEFINITIVE DOCUMENTATION IN FORM AND SUBSTANCE CONSISTENT WITH THIS TERM SHEET AND OTHERWISE REASONABLY ACCEPTABLE TO THE CONSENTING STAKEHOLDERS AND THE COMPANY PARTIES (EACH AS DEFINED HEREIN) IN THE MANNER SET FORTH IN THE RSA.

THIS TERM SHEET HAS BEEN PRODUCED FOR DISCUSSION AND SETTLEMENT PURPOSES ONLY AND IS SUBJECT TO RULE 408 OF THE FEDERAL RULES OF EVIDENCE AND OTHER SIMILAR APPLICABLE STATE AND FEDERAL STATUTES, RULES, AND LAWS. THIS TERM SHEET AND THE INFORMATION CONTAINED HEREIN ARE STRICTLY CONFIDENTIAL AND SHALL NOT BE SHARED WITH ANY OTHER PARTY WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY PARTIES.

[1]	Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Restructuring Support Agreement (the “RSA”) to which this Term Sheet is attached as Exhibit A.

Restructuring Summary

Separation of CCOH	Upon the Restructuring Effective Date, and as further described below, Clear Channel Outdoor Holdings, Inc. (“CCOH”) will be separated or spun-off from the Company Parties and the holders of the Term Loan Credit Facility Claims and PGN Claims will become the holders of the economic interests in CCOH currently held by the Company Parties (or their subsidiaries).

Post-Emergence Capital Structure

As of the Restructuring Effective Date, the Company Parties’ pro forma exit capital structure will consist of the following:

•   New ABL Facility. A senior secured asset-based revolving credit facility (the “New ABL Facility”) on terms reasonably acceptable to the Company Parties and the Required Consenting Senior Creditors, and set forth in a supplement to the Plan, sufficient to fund the distributions required by the Plan.

•   New Secured Debt. $5,750 million in principal amount of secured debt on terms reasonably acceptable to the Company Parties and the Required Consenting Senior Creditors, and set forth in a supplement to the Plan (the “New Secured Debt”). The Company Parties and the Required Consenting Senior Creditors shall consult with the 2021 Noteholder Group and the Consenting Sponsors with respect to the terms of the New Secured Debt.

•   Reorganized iHeart Equity/Warrants. Reorganized iHeart shall issue equity (the “Reorganized iHeart Equity”) on the Restructuring Effective Date to holders of Term Loan Credit Facility Claims, PGN Claims, 2021 Notes Claims, Legacy Notes Claims, and holders of Equity Interests in iHeart in the amounts set forth below (in each case, subject to dilution by the Post-Emergence Equity Incentive Program).[2]

Proposed Treatment of Claims and Interests Under the Plan

DIP Claims	On the Restructuring Effective Date, each holder of an allowed DIP Claim shall receive, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for such claim, payment in full in cash on the Restructuring Effective Date.

[2]	Shares of Reorganized iHeart Equity (“Reorganized iHeart Common Stock”) will only be issued on the Restructuring Effective Date to those holders of such claims who have provided a written certification sufficient to enable the Company Parties to determine (a) the extent to which direct and indirect voting and equity interests of the certifying party are held by non-U.S. persons, as determined under section 310(b) of Chapter 5 of Title 47 of the United States Code, 47 U.S.C. § 151 et seq., as amended (the “Communications Act”) and the Federal Communication Commission’s (the “FCC”) rules and (b) whether the holding of more than 4.99% of Reorganized iHeart Equity by the certifying party would result in a violation of FCC ownership rules or be inconsistent with FCC approval. Holders of such claims who do not meet this criteria will be issued special warrants (“Special Warrants”) to purchase shares of Reorganized iHeart Common Stock, which can, or will automatically under certain circumstances, be exercised to purchase Reorganized iHeart Common Stock. Additional details regarding the Special Warrants and the Reorganized iHeart Common Stock and details regarding the equity allocation mechanism will be set forth in the Plan.

Administrative, Priority Tax, Other Priority Claims, and Other Secured Claims

On or as soon as reasonably practicable following the Restructuring Effective Date, each holder of an administrative, priority tax, other priority claim, or other secured claim will receive, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for such claim:

(a)   payment in full in cash;

(b)   reinstatement pursuant to section 1124 of the Bankruptcy Code;

(c)   delivery of the collateral securing any such secured claim and payment of any interest required under section 506(b) of the Bankruptcy Code; or

(d)   such other treatment rendering such claim unimpaired.

ABL Facility Claims

As of the date hereof, the total outstanding principal amount of the Company Parties’ obligations under iHeart’s receivables based credit facility (the “ABL Facility”) is $[371] million (plus prepetition accrued interest).

To the extent not already satisfied in full during the chapter 11 cases, on or as soon as reasonably practicable following the Restructuring Effective Date, each holder of a Claim on account of the ABL Facility (each, an “ABL Facility Claim”) will, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for such ABL Facility Claim, be reinstated pursuant to section 1124 of the Bankruptcy Code or receive payment in full in cash.

Term Loan Credit Facility Claims and 2019 PGN Claims

As of the date hereof, the total outstanding principal amount of the Company Parties’ obligations under the Term Loan Credit Facility is $[6,300] million (plus prepetition accrued interest) and the total outstanding principal amount of the Company Parties’ obligations under the 2019 PGNs is $[2,000] million (plus prepetition accrued interest).

On or as soon as reasonably practicable following the Restructuring Effective Date, each holder of a Term Loan Credit Facility Claim or 2019 PGN Claim will receive, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for such Term Loan Credit Facility Claim or 2019 PGN Claim, its pro rata share and interest in (the “Supplemental Term Loan/2019 PGN Distribution”):

(a)   $131 million in principal amount of New Secured Debt to be issued by Reorganized iHeart pursuant to the Plan upon the occurrence of the Restructuring Effective Date; and

(b)   a distribution of (i) Special Warrants, (ii) Reorganized iHeart Common Stock, or (iii) a combination of Special Warrants and Reorganized iHeart Common Stock, which (inclusive of the shares of Reorganized iHeart Common Stock that may be received in connection with the exercise of the Special Warrants) will constitute, in the aggregate, 2.21 percent of the Reorganized iHeart Common Stock, subject to dilution on account of the Post-Emergence Equity Incentive Program (as defined below); plus its pro rata share (calculated together with the Other PGN Claims) and interest in:

(c)   $5,419 million in principal amount of New Secured Debt to be issued by Reorganized iHeart pursuant to the Plan upon the occurrence of the Restructuring Effective Date;

(d)   all excess cash estimated after payment of, among other things, all Restructuring Transaction costs and after consideration of a reserve for minimum liquidity for Reorganized iHeart, which reserve shall be in an amount agreed upon between the Company Parties and the Required Consenting Senior Creditors by the date of the entry of an order approving the Disclosure Statement;

(e)   a distribution of (i) Special Warrants, (ii) Reorganized iHeart Common Stock, or (iii) a
combination of Special Warrants and Reorganized iHeart Common Stock, which (inclusive of the shares of Reorganized iHeart Common Stock that may be received in connection with the exercise of the Special Warrants) will constitute, in the aggregate, 91.79 percent of the
Reorganized iHeart Common Stock, subject to dilution on account of the Post-Emergence
Equity Incentive Program (as defined below); and

(f)   100 percent of the common equity in CCOH owned by the Company Parties or their subsidiaries (the “CCOH Equity”).[3]

Other PGN Claims

As of the date hereof, the total outstanding principal amount of the Company Parties’ obligations under the Other PGNs is $[4,752] million (plus prepetition accrued interest).

On or as soon as reasonably practicable following the Restructuring Effective Date, each holder of an Other PGN Claim will receive, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for such Other PGN Claim, its pro rata share (calculated together with the Term Loan Credit Facility Claims and 2019 PGN Claims) and interest in:

(a)   $5,419 million in principal amount of New Secured Debt to be issued by Reorganized iHeart pursuant to the Plan upon the occurrence of the Restructuring Effective Date;

(b)   all excess cash estimated after payment of, among other things, all Restructuring Transaction costs and after consideration of a reserve for minimum liquidity for Reorganized iHeart, which reserve shall be in an amount agreed upon between the Company Parties and the Required Consenting Senior Creditors by the date of the entry of an order approving the Disclosure Statement;

(c)   a distribution of (i) Special Warrants, (ii) Reorganized iHeart Common Stock, or (iii) a combination of Special Warrants and Reorganized iHeart Common Stock, which (inclusive of the shares of Reorganized iHeart Common Stock that may be received in connection with the exercise of the Special Warrants) will constitute, in the aggregate, 91.79 percent of the Reorganized iHeart Common Stock, subject to dilution on account of the Post-Emergence Equity Incentive Program (as defined below); and

(d)   100 percent of the common equity in CCOH owned by the Company Parties or their subsidiaries (the “CCOH Equity”).[3]

2021 Notes Claims and Legacy Notes Claims

The 2021 Notes Claims and Legacy Notes Claims shall be classified together under the Plan.

As of the date hereof, the total outstanding principal amount of the Company Parties’ obligations under the 2021 Notes is $[2,235] million (plus prepetition accrued interest). As of the date hereof, the total outstanding principal amount of the Company Parties’ obligations under the Legacy Notes is $[532] million (plus prepetition accrued interest).

[3]	Reflects Company Parties’ or their subsidiaries’ ownership in CCOH (e.g., 100% = 89.5% direct ownership). Assumes percentage of CCOH ownership held publicly remains outstanding.

On or as soon as reasonably practicable following the Restructuring Effective Date, each holder of a 2021 Notes Claim or Legacy Claim will receive, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for such 2021 Notes Claim or Legacy Claim, its pro rata share and interest in:

(a)   $200 million in principal amount of New Secured Debt to be issued by Reorganized iHeart pursuant to the Plan upon the occurrence of the Restructuring Effective Date; and

(b)   a distribution of (i) Special Warrants, (ii) Reorganized iHeart Common Stock, or (iii) a combination of Special Warrants and Reorganized iHeart Common Stock, which (inclusive of the shares of Reorganized iHeart Common Stock that may be received in connection with the exercise of the Special Warrants) will constitute, in the aggregate, 5.0 percent of the Reorganized iHeart Common Stock, subject to dilution on account of the Post-Emergence Equity Incentive Program (as defined below). Any Special Warrants shall have a nominal exercise price.

General Unsecured Claims	To be agreed to among the Company Parties and the Required Consenting Senior Creditors.

Equity Interests	On or as soon as reasonably practicable following the Restructuring Effective Date, each holder of an Equity Interest will receive, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for such Equity Interest, its pro rata share and interest in a distribution of (i) Special Warrants, (ii) Reorganized iHeart Common Stock, or (iii) a combination of Special Warrants and Reorganized iHeart Common Stock, which (inclusive of the shares of Reorganized iHeart Common Stock that may be received in connection with the exercise of the Special Warrants) will constitute, in the aggregate, 1.0 percent of the Reorganized iHeart Common Stock, subject to dilution on account of the Post-Emergence Equity Incentive Program (as defined below)

CCOH Due From Claims	All claims held by CCOH against iHeartCommunications, Inc., one of the Company Parties, pursuant to the terms of the intercompany revolving promissory note (the “CCOH Due From Claims”) will receive treatment in a form and substance acceptable to the Company Parties, CCOH, and the Required Consenting Senior Creditors.

Section 510(b) Claims	On the Restructuring Effective Date, all claims arising under section 510(b) of the Bankruptcy Code shall be discharged without any distribution.

Intercompany Claims

All claims held by one Company Party or an affiliate in any other Company Party or an affiliate (other than Term Loan Credit Facility Claims, PGN Claims, 2021 Notes Claims, or Legacy Notes Claims, or CCOH Due From Claims held by a Company Party or an affiliate) will be, at the option of Reorganized iHeart with the consent of the Required Consenting Senior Creditors, either (a) reinstated or (b) cancelled without any distribution on account of such interests.

All PGN Claims, 2021 Notes Claims, and Legacy Notes Claims[4] held by a Company Party will be cancelled without any distribution on account of such interests.

Intercompany Interests	All interests held by one Company Party in any other Company Party will be, at the option of iHeart, either (a) reinstated or (b) cancelled without any distribution on account of such interests.

[4]	Includes the $57.1 million of 5.5% senior notes due 2016 held by Clear Channel Holdings, Inc.

Implementation

CCOH Separation	The Company Parties and the Required Consenting Senior Creditors shall negotiate in good faith the definitive documentation necessary to implement the separation of CCOH from iHeart and the other Company Parties on the Restructuring Effective Date pursuant to a taxable separation or tax-free divisive G reorganization.

Structure and Tax Considerations

Subject to the agreement of the Company Parties and the Required Consenting Senior Creditors, in their reasonable discretion, the Restructuring shall be structured as either a taxable separation of CCOH or as a tax-free “divisive G” reorganization pursuant to I.R.C. §§ 368(a)(1)(G) and 355 so as to:

•   separate CCOH from iHeart and the other Company Parties on the Restructuring Effective Date;

•   obtain the most beneficial structure for the Company Parties and CCOH; and

•   preserve or otherwise maximize favorable tax attributes (including tax basis) of the Company Parties and CCOH to the extent practicable.

Market Financing	Some or all of the New Secured Debt may be replaced with cash proceeds of third-party market financing that becomes available prior to the Effective Date. Any reduction of New Secured Debt shall be made proportionally based upon the ratio of New Secured Debt to be distributed to (a) Term Loan Credit Facility Claims and PGN Claims on the one hand, and (b) 2021 Notes Claims and Legacy Notes Claims on the other hand.

Milestones

The Restructuring must conform to the following timetable (each event, a “Milestone”):

•   the Plan, Disclosure Statement, and a motion for approval of the Disclosure Statement, all in form and substance reasonably acceptable to the Company Parties and Consenting Stakeholders as provided in the RSA, shall be filed in the Chapter 11 Cases within 45 days of the Petition Date;

•   an order approving the Disclosure Statement shall be entered by the Bankruptcy Court within 70 days of the filing of the Plan and Disclosure Statement, provided that such milestone may be extended twice, with the first such extension being a 20 day period in the Company Parties’ sole discretion and the second such extension being a 20 day period, upon the Company Parties certifying to the Required Consenting Senior Creditors of the existence of a legitimate, non-binding expression of interest from a qualified third party in a Consistent Alternative Transaction prior to each such extension or with the agreement of the Required Consenting Senior Creditors;

•   an order confirming the Plan shall be entered by the Bankruptcy Court within 75 days of the entry of an order approving the Disclosure Statement; and

•   the Restructuring Effective Date shall occur within 365 days of the Petition Date (the “Outside Date”); provided that the Parties shall negotiate in good faith for a reasonable extension of the Outside Date if the Parties have otherwise complied with the terms of the Definitive Documents and all other events and actions necessary for the occurrence of the Restructuring Effective Date have occurred other than the receipt of regulatory or other approval of a governmental unit necessary for the occurrence of the Restructuring Effective Date.

Conditions Precedent to the Restructuring Effective Date

The occurrence of the Restructuring Effective Date shall be subject to the following conditions precedent:

•   the RSA shall not have been terminated and remain in full force and effect;

•   the orders approving the Disclosure Statement and the Plan shall have been entered and such orders shall not have been stayed, modified, or vacated on appeal;

•   entry into the New ABL Facility (with all conditions precedent thereto having been satisfied or waived);

•   entry into and issuance of the New Secured Debt (with all conditions precedent thereto having been satisfied or waived);

•   issuance of the Reorganized iHeart Equity (with all conditions precedent thereto having been satisfied or waived);

•   establishment of a professional fee escrow account funded in the amount of estimated accrued but unpaid professional fees incurred by the Company Parties during the Chapter 11 Cases;

•   Payment of all reasonable and documented fees and expenses incurred at any time in connection with the Company Parties by [(a) members of the Term Loan/PGN Group, (b) the ad hoc group of holders of Term Loan Credit Facility Claims represented by Arnold & Porter Kaye Scholer LLP and Ducera Partners LLC, (c) the 2021 Noteholder Group Professionals, (d) the Consenting Sponsors, and (e) the agents and/or trustees for the Term Loan Credit Facility Claims, the PGN Claims, and the 2021 Notes Claims;][5]

•   unless waived by the Company Parties and the Required Consenting Senior Creditors, the Internal Revenue Service shall have issued a private letter ruling (“PLR”) or iHeart shall have received an opinion of counsel or accounting firm chosen by the Company Parties (“Tax Opinion”), in each case in form and substance reasonably acceptable to the Company Parties and the Required Consenting Senior Creditors, with respect to any and all matter(s) that such parties have reasonably determined that the receipt of a PLR or a Tax Opinion is advisable with respect to the Restructuring;

[5]	[Good-faith estimate of prepetition fees and expenses to be provided prior to execution.]

•   CCOH shall have been separated or spun-off from the Company Parties and the holders of the Term Loan Credit Facility Claims and PGN Claims shall be the holders of economic interests in CCOH currently held by the Company Parties or their subsidiaries; and

•   any and all requisite FCC approvals and any other governmental, regulatory, and third-party approvals and consents shall have been obtained.

Corporate Governance and Employee Matters

Corporate Governance Documents	In connection with the Restructuring Effective Date, and consistent with section 1123(a)(6) of the Bankruptcy Code, Reorganized iHeart and CCOH shall adopt customary corporate governance documents, including amended and restated certificates of incorporation, bylaws, and shareholders’ agreements in form and substance reasonably acceptable to the Company Parties and the Required Consenting Senior Creditors.

Employment Obligations	The Consenting Stakeholders consent to (i) the continuation of the Company Parties’ wages, compensation, benefits, and incentive programs according to existing terms and practices, including executive compensation programs and the 2018 incentive plans on terms reasonably acceptable to the Company Parties and the Required Consenting Senior Creditors and to be disclosed prior to the deadline to object to the Disclosure Statement, and (ii) any motions in the Bankruptcy Court for approval thereof.

Employment Agreements	The Plan shall provide for the employment agreements for each of the members of the senior management team of iHeart to be assumed or otherwise amended on terms reasonably acceptable to the Company Parties and the Required Consenting Senior Creditors, with the consent of the applicable member of the senior management team, and to be disclosed prior to the deadline to object to the Disclosure Statement.

Indemnification of Prepetition Directors, Officers, Managers, et al.	Under the Restructuring, all indemnification provisions currently in place (whether in the by-laws, certificates of incorporation or formation, limited liability company agreements, other organizational documents, board resolutions, indemnification agreements, employment contracts, or otherwise) for the current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of the Company Parties, as applicable, shall be assumed and survive the effectiveness of the Restructuring.

Post-Emergence Equity Incentive Program	Members of the management team of Reorganized iHeart will be entitled to participate in an equity incentive program (the “Post-Emergence Equity Incentive Program”) to be determined and to be included as an exhibit to the Plan when first filed by the Company Parties.

Miscellaneous Provisions

Debtor Releases, Third-Party Releases, and Exculpation

The exculpation provisions, the Debtor releases, and the “third-party” releases to be included in the Plan will be as set forth in Annex 2 hereto in all material respects.

To the extent there is an ability to “opt out,” the Consenting Stakeholders will, pursuant to the RSA, agree not to “opt out” of the consensual “third-party” releases.

On the Restructuring Effective Date, the Company Parties and their affiliates shall take all steps necessary to dismiss with prejudice the Texas Litigation.

Reorganized iHeart Equity	Except as otherwise noted, it is the intent of the parties that any “securities” as defined in section 2(a)(1) of the Securities Act of 1933 issued under the Plan, except with respect to any entity that is an underwriter, shall be exempt from registration under U.S. state and federal securities laws pursuant to section 1145 of the Bankruptcy Code and Reorganized iHeart will utilize section 1145 of the Bankruptcy Code, or to the extent that such exemption is unavailable, shall utilize any other available exemptions from registration, as applicable. [Customary registration rights to be provided to any holders who may be unable to rely upon an exemption for resales. Reorganized iHeart will use reasonable best efforts to have its common stock admitted to listing on a recognized U.S. stock exchange as promptly as reasonably practicable on or after the Restructuring Effective Date, and prior to any such listing to use its reasonable best efforts to qualify its shares for trading in the pink sheets.]

Regulatory Requirements	All parties shall abide by, and use their reasonable best efforts to obtain, any regulatory and licensing requirements or approvals to consummate the Restructuring as promptly as practicable including, but not limited to requirements or approvals that may arise as a result of such party’s equity holdings in Reorganized iHeart.

Non-Transfer	Except as otherwise disclosed to the Parties prior to executing the RSA, from and after January 1, 2018 through the Restructuring Effective Date, each Consenting Stakeholder has not and will not transfer any of the Equity Interests in the Company Parties held by such Consenting Stakeholder or its affiliates, or claim a worthless stock deduction in any such Equity Interests, and will prevent any of its affiliates from taking any similar action unless the transferee(s) agree(s) to be bound by all of the terms and conditions of the Term Sheet.